EX-99.906CERT

CERTIFICATION

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of the State Farm Variable Product Trust (the “registrant”), hereby certifies, to such officer’s knowledge, that:

1. The registrant’s report on Form N-CSR filed with the Securities and Exchange Commission for the period ended June 30, 2012 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

DATED: AUGUST 27, 2012

/S/ EDWARD B. RUST, JR.
Edward B. Rust, Jr.
President

/S/ MICHAEL L. TIPSORD
Michael L. Tipsord
Senior Vice President and Treasurer

The foregoing certification is not being filed as part of the Report nor as a separate disclosure document.